UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2003

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25769	62-1642871

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 Century Center Pkway
Suite 101
Memphis, TN 38134
(Address of Principal Executive Offices, including Zip Code)

(901) 385-3688
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On June 10, 2003, the Audit Committee of the Board of Directors of Accredo Health, Incorporated (the “Company”) approved the engagement of Deloitte & Touche LLP to serve as the Company’s new independent public accountants, effective June 10, 2003.

     During the fiscal years ended June 30, 2002 and June 30, 2001, and the interim period between June 30, 2002 and the date of the Company’s engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP with respect to any matters described in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED

	By:	/s/ Thomas W. Bell, Jr.

Thomas W. Bell, Jr. Senior Vice President and General Counsel

Dated: June 11, 2003